LINCOLN ELECTRIC HOLDINGS, INC.


Power of Attorney
To Sign and File Section 16 and Rule 144 Reporting Forms



	THE UNDERSIGNED, Lisa A. Dietrich, deemed to be an Officer of Lincoln Electric
Holdings, Inc. hereby constitutes and appoints Jennifer I. Ansberry, Gabriel
Bruno, Michael Quinn and Susan Prewitt, or any of them, as his attorney-in-fact to sign and file on the undersigned's behalf (i) any and all forms and reports required under Section 16 of the Securities Exchange Act of 1934, including all
Forms 3, 4 and 5, relating to Lincoln's equity securities and (ii) any and all notices required by Rule 144 under the Securities Act of 1933 with respect to the sale of shares of Lincoln's equity securities.  This power of attorney shall remain valid, unless revoked in writing, for as long as the undersigned is deemed to be an Officer of Lincoln or until the reporting obligation ceases.

	IN WITNESS WHEREOF, the undersigned hereunto places his hand.



/s/ Lisa A. Dietrich
Lisa A. Dietrich

Date: October 18, 2022